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                                                                    EXHIBIT 12.1

Statement of Computation of Deficiency of Earnings to Cover Fixed Charges

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                                                                                      ACTUAL
                                                    --------------------------------------------------------------------------
                                                                        TWELVE MONTHS ENDED DECEMBER 31,
                                                    --------------------------------------------------------------------------
                                                       1999            2000            2001            2002            2003
                                                    ----------      ----------      ----------      ----------      ----------
Earnings:
  Loss before income taxes                            (725,064)       (138,907)       (587,019)       (259,198)       (142,622)
  Plus: fixed charges                                  126,156         112,064         105,301          89,389          32,123
                                                    ----------      ----------      ----------      ----------      ----------
      Total Earnings                                  (598,908)        (26,843)       (481,718)       (169,809)       (110,499)
                                                    ==========      ==========      ==========      ==========      ==========
Fixed charges:
  Interest                                             117,822         105,514          97,174          81,898          29,729
  Amortization of deferred fees                          6,619           4,296           4,013           4,955             104
  Rental expense (1/3)                                   1,715           2,254           4,114           2,536           2,290
                                                    ----------      ----------      ----------      ----------      ----------
      Total Fixed Charges                              126,156         112,064         105,301          89,389          32,123
                                                    ==========      ==========      ==========      ==========      ==========

Ratio of earnings to fixed charges                        (4.7)           (0.2)           (4.6)           (1.9)           (3.4)
                                                    ==========      ==========      ==========      ==========      ==========

Deficiency of earnings to cover fixed charges         (725,064)       (138,907)       (587,019)       (259,198)       (142,622)
                                                    ==========      ==========      ==========      ==========      ==========
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